SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549


                                 FORM 8-K
                              CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES ACT OF 1934

   Date of report (Dated of earliest event reported) December 10, 1998.

              Atlas-Energy for the Nineties-Public #5 Ltd.
             (Name of small business issuer in this charter)

   Pennsylvania                                             25-1795703

  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                     Identification No.)

        311 Rouser Road, Moon Township, Pennsylvania          15108
   (Address of principal executive offices)                (Zip Code)

               Issuer's telephone number    (412) 262-2830
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     Item 4.    Changes in Registrant's Certifying Accountants

In December 1998, the Partnership engaged Grant Thornton, LLP as the independent certified public accountants to audit the Partnership's financial statements for the calendar year ended December 31, 1998. At that time, the Partnership chose not to renew the engagement of McLaughlin & Courson, who previously served as the Partnership's independent certified public accountants. The decision to change accountants was approved by the Board of Directors of the Managing General Partner, Atlas Resources, Inc.

During the two most recent fiscal years of the Partnership and each subsequent interim period preceding September 30, 1998, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants would have caused them to make reference in connection with their report to the subject matter of the disagreements.

The report of the former principal accountants on the financial statements of the Partnership for either of the past two years contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as the uncertainty, audit scope, or accounting principles.



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                               SIGNATURES

In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

            Atlas-Energy for the Nineties-Public #5 Ltd.

By:      (Signature and Title):
Atlas Resources, Inc. Managing General Partner

By:         (Signature and Title):
/s/ James R. O'Mara, President, Chief Executive Officer and a Director
Date:   December 10, 1998

By:     (Signature and Title):
/s/ Charles T. Koval, Chairman of the Board and a Director
Date:  December 10, 1998

By:       (Signature and Title):
/s/ Bruce M. Wolf, General Counsel, Secretary and a Director
Date:  December 10, 1998

By:     (Signature and Title):
/s/ Tony C. Banks, Vice President and Chief Financial Officer
Date:  December 10, 1998